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                           CONSENT OF INDEPENDENT AUDITORS



     We hereby consent to the incorporation by reference of our report dated January 20, 1998 on the financial statements of Partners Value Fund, series of Weitz Partners, Inc., referred to therein in Post-Effective Amendment No. 5 to the Registration Statement on Form N-1A, File No. 33-66714 as filed with the Securities and Exchange Commission.

     We also consent to the reference to our firm in the Prospectus under the captions "Financial Highlights" and "Fund Auditors" and in the Statement of Additional Information under the caption "Other Services."





                                   McGLADREY & PULLEN, LLP

New York, New York
April 23, 1998